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                                                                  Exhibit 5.1(4)

              [KANTROW, SPAHT, WEAVER & BLITZER (APLC) LETTERHEAD]



                                                   July 1, 1997




The Shaw Group Inc.
11100 Mead Road
Baton Rouge, LA  70816

         Re: Registration Statement on Form S-3 (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as counsel to The Shaw Group Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 432,881 shares of the Company's no par value common stock (the "Common Stock"). The 432,881 shares of Common Stock covered by the Registration Statement were delivered by the Company to the Selling Stockholders identified in the Registration Statement in transactions described therein.

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, as amended and restated, its By-Laws, as amended and restated, resolutions of its Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinion expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deem applicable or relevant hereto, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State; and

         2. The 432,881 shares of the Company's Common Stock covered by the Registration Statement have been duly authorized and are legally issued, fully paid and non-assessable.

We have relied for purposes of the opinion set forth in Paragraph 1 with respect to the good standing of the Company, solely on a Certificate of Good Standing issued by the Secretary of State of Louisiana dated June 27, 1997.

         We hereby expressly consent to the reference to our firm under the Prospectus cation "Legal Matters", to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

                                   Very truly yours,

                                   KANTROW, SPAHT, WEAVER & BLITZER
                                   (A PROFESSIONAL LAW CORPORATION)


                                   /s/ Kantrow, Spaht, Weaver & Blitzer
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